Exhibit 99.41

Cord Blood America, Inc. (CBAI) SqueezeTrigger Price is $0.28.  Approximately 9.9 million Shares Shorted Since June 2005 According to Buyins.net Research Report

LOS ANGELES, May 4 /PRNewswire-FirstCall/ -- Cord Blood America, Inc. (OTC Bulletin Board: CBAI - News), the umbilical cord blood stem cell preservation company (http://www.cordblood-america.com) focused on bringing the life saving potential of stem cells to families nationwide and internationally, said today that BUYINS.NET, www.buyins.net, is re-iterating coverage of Cord Blood America, Inc. (OTCBB: CBAI) after releasing the latest short sale data to April 2007.  From June 2005 to April 2007 approximately 129.2 million total aggregate shares of CBAI have traded for a total dollar value of nearly $36.6 million.  The total aggregate number of shares shorted in this time period is approximately 9.9 million shares.  The CBAI SqueezeTrigger price of $0.28 is the volume weighted average short price of all short selling in CBAI.  The first of several short squeezes is expected to begin when shares of CBAI close above $.09 per share, where over 173,000 shares have been shorted.  To access SqueezeTrigger Prices ahead of potential short squeezes beginning, visit http://www.buyins.net.

Month	Total Vol.	Short Vol.	Avg. Price	Short $ Value

June '05	11,991,757	923,365	$0.40	$364,729
July	27,871,660	2,146,118	$0.57	$1,223,287
August	8,595,442	661,849	$0.41	$268,049
September	4,746,068	365,447	$0.30	$110,548
October	2,945,938	226,837	$0.24	$53,647
November	2,469,900	190,182	$0.23	$43,989
December	4,847,015	373,220	$0.21	$79,757
January '06	3,122,228	240,412	$0.19	$45,318
February	3,061,410	235,729	$0.16	$37,717
March	3,326,726	256,158	$0.16	$40,089
April	2,575,989	198,351	$0.17	$33,482
May	5,285,277	406,966	$0.19	$76,835
June	2,324,805	179,010	$0.15	$25,956
July	4,435,438	341,529	$0.12	$39,720
August	3,288,679	253,228	$0.11	$27,804
September	1,346,872	103,709	$0.09	$9,655
October	2,807,563	216,182	$0.12	$25,337
November	3,892,153	299,696	$0.13	$39,800
December	2,679,188	206,297	$0.10	$21,269
January '07	10,695,745	823,572	$0.14	$114,065
February	3,364,523	259,068	$0.12	$31,710
March	5,305,704	408,539	$0.11	$45,225
April	7,270,029	559,792	$0.10	$54,860
May	904,679	69,660	$0.09	$5,977

Total:	129,154,788	9,944,919	$0.28	$2,818,824

*short volume is approximated using a proprietary algorithm.

**average short price is calculated using a volume weighted average short price.

***short volume is the total short trade volume and does not account for covers.

About Cord Blood America, Inc.

Cord Blood America, Inc. is the parent company of CorCell, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. (OTC Bulletin Board: CBAI - News), visit the website at www.corcell.com. For investor information, visit www.cordblood-america.com.

About BUYINS.NET

WWW.BUYINS.NET is a service designed to help bonafide shareholders of publicly traded US companies fight naked short selling.  Naked short selling is the illegal act of short selling a stock when no affirmative determination has been made to locate shares of the stock to hypothecate in connection with the short sale.  Buyins.net has built a proprietary database that uses Threshold list feeds from NASDAQ, AMEX and NYSE to generate detailed and useful information to combat the naked short selling problem.  For the first time, actual trade by trade data is available to the public that shows the attempted size, actual size, price and average value of short sales in stocks that have been shorted and naked shorted.  This information is valuable in determining the precise point at which short sellers go out-of-the-money and start losing on their short and naked short trades.

BUYINS.NET has built a massive database that collects, analyzes and publishes a proprietary SqueezeTrigger for each stock that has been shorted.  The SqueezeTrigger database of nearly 1,350,000,000 short sale transactions goes back to January 1, 2005 and calculates the exact price at which the Total Short Interest is short in each stock.  This data was never before available prior to January 1, 2005 because the Self Regulatory Organizations (primary exchanges) guarded it aggressively.  After the SEC passed Regulation SHO, exchanges were forced to allow data processors like Buyins.net to access the data.

The SqueezeTrigger database collects individual short trade data on over 7,000 NYSE, AMEX and NASDAQ stocks and general short trade data on nearly 8,000 OTCBB and PINKSHEET stocks. Each month the database grows by approximately 50,000,000 short sale transactions and provides investors with the knowledge necessary to time when to buy and sell stocks with outstanding short positions.  By tracking the size and price of each month’s short transactions, BUYINS.NET provides institutions, traders, analysts, journalists and individual investors the exact price point where short sellers start losing money and a short squeeze can begin.

All material herein was prepared by BUYINS.NET, based upon information believed to be reliable. The information contained herein is not guaranteed by BUYINS.NET to be accurate, and should not be considered to be all-inclusive. The companies that are discussed in this opinion have not approved the statements made in this opinion.  Cord Blood America, Inc. has paid $4,975.00 to purchase data for information provided in a total of 5 separate reports.  The data service can be cancelled at any time.  This opinion contains forward-looking statements that involve risks and uncertainties. This material is for informational purposes only and should not be construed as an offer or solicitation of an offer to buy or sell securities. BUYINS.NET is not a licensed broker, broker dealer, market maker, investment banker, investment advisor, analyst or underwriter. Please consult a broker before purchasing or selling any securities viewed on or mentioned herein.  BUYINS.NET will not advise as to when it decides to sell and does not and will not offer any opinion as to when others should sell; each investor must make that decision based on his or her judgment of the market.

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